Exhibit 16.2

Deloitte

                                                         Deloitte & Touche LLP
                                                      50 Fremont Street
                                                            San Francisco, CA 94105-2230
                                                            USA
                                                            Tel: +1 415 783 4000 Fax: +1 415 783 4329
                                                            www.deloitte.com

September 28, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:
We have read Item 4.01 of Heritage Commerce Corp's Form 8-K/A dated May 26, 2005, and have the following comments:

1.	We agree with the statements made in the first sentence of the first paragraph and the second,

third and fourth paragraphs of Item 4.01.

2.	We have no basis on which to agree or disagree with the statements made in the second sentence of the first paragraph and the fifth paragraph of Item 4.01.

Yours truly,

/s/ Deloitte & Touche LLP

Member of
Deloitte Touche Tohmatsu